Exhibit 1.1

EXECUTION COPY

April 7, 2009

World Financial Network Credit Card Master Note Trust

$560,000,000 Class A Fixed Rate Asset Backed Notes, Series 2009-A

UNDERWRITING AGREEMENT

Barclays Capital Inc.

as an Underwriter and as a Representative

of the several Underwriters set forth

on Schedule A hereto

745 7th Avenue, 4th Floor

New York, New York 10019

J.P. Morgan Securities Inc.

as an Underwriter and as a Representative

of the several Underwriters set forth

on Schedule A hereto

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

1. Introductory. WFN Credit Company, LLC (“WFN LLC”) proposes to cause World Financial Network Credit Card Master Note Trust (the “Issuer”) to issue $560,000,000 aggregate principal amount of World Financial Network Credit Card Master Note Trust Class A Fixed Rate Asset Backed Notes, Series 2009-A (the “Class A Notes”), $26,582,278 aggregate principal amount of World Financial Network Credit Card Master Note Trust Class M Fixed Rate Asset Backed Notes, Series 2009-A (the “Class M Notes”), $33,670,886 aggregate principal amount of World Financial Network Credit Card Master Note Trust Class B Fixed Rate Asset Backed Notes, Series 2009-A (the “Class B Notes”), and $88,607,595 aggregate principal amount of World Financial Network Credit Card Master Note Trust Class C Fixed Rate Asset Backed Notes, Series 2009-A (the “Class C Notes”) (collectively, the Class A Notes, the Class M Notes, the Class B Notes and the Class C Notes are the “Notes”). The Class A Notes are referred to herein as the “Underwritten Notes”. The representatives of the Underwriters may be referred to herein individually as a “Representative” and collectively as the “Representatives.” The Class M Notes, the Class B Notes and the Class C Notes (collectively, the “Purchased Notes”) will be offered and sold directly by WFN LLC to one or more affiliates of WFN LLC (such offers and sales referred to herein, collectively, as the “Purchased Notes Transaction”).

One or more of the underwriters for the Class A Notes listed on Schedule A hereto (the “Underwriters”) is a financial institution appearing on the Federal Reserve Bank of New York’s list of Primary Government Securities Dealers Reporting to the Government Securities Dealers Statistics Unit of the Federal Reserve Bank of New York (each such financial institution, a “Primary Dealer”), and may be a party to that certain Master Loan and Security Agreement among the Federal Reserve Bank of New York (the “FRBNY”), as Lender, various Primary Dealers from time to time party thereto, each on behalf of itself and its respective customers as borrowers thereunder from time to time, The Bank of New York Mellon, as Administrator, and The Bank of New York Mellon, as Custodian (the “MLSA”), in connection with the Term Asset-Backed Securities Loan Facility (“TALF”). To the extent expressly provided in this Agreement, and subject to the limitations in Section 8, certain of the rights, benefits and remedies of the Underwriters under this Agreement will be for the benefit of, and will be enforceable by, each Underwriter not only in such capacity but also in its capacity as a Primary Dealer and as a signatory to the MLSA.

The Issuer is a Delaware statutory trust formed pursuant to (a) an Amended and Restated Trust Agreement, dated as of August 1, 2001, between WFN LLC, as transferor (the “Transferor”), and U.S. Bank Trust National Association (“U.S. Bank”), as successor to Chase Bank USA, National Association (“Chase”), as owner trustee (the “Owner Trustee”), as supplemented by the Instrument of Resignation, Appointment and Acceptance (the “Instrument of Resignation”), dated as of September 29, 2006, by and among the Transferor, Chase, as resigning Owner Trustee, and U.S. Bank, as successor Owner Trustee (as heretofore amended and supplemented, the “Trust Agreement”), and (b) the filing of a certificate of trust with the Secretary of State of Delaware on July 27, 2001, as amended by the Certificate of Amendment to Certificate of Trust of World Financial Network Credit Card Master Note Trust, filed with the Secretary of State of Delaware on September 29, 2006. The Notes will be issued pursuant to a Master Indenture, dated as of August 1, 2001, as amended by the Omnibus Amendment referred to below, the Supplemental Indenture No. 1 to Master Indenture, dated as of August 13, 2003, the Supplemental Indenture No. 2 to Master Indenture, dated as of June 13, 2007 and the Supplemental Indenture No. 3 to Master Indenture, dated as of May 27, 2008, each between the Issuer and The Bank of New York Mellon Trust Company, N.A. (“BNYMTCNA”), as successor to BNY Midwest Trust Company (“BNYMTC”), as indenture trustee (the “Indenture Trustee”), and as supplemented by the Agreement of Resignation, Appointment and Acceptance, dated as of May 27, 2008, by and among World Financial Network National Bank (the “Bank”), as administrator (in such capacity, the “Administrator”), the Issuer, BNYMTC, as resigning Indenture Trustee, and BNYMTCNA, as successor Indenture Trustee (as heretofore amended and supplemented, the “Master Indenture”), and as further supplemented by the Series 2009-A Indenture Supplement with respect to the Notes, to be dated as of April 14, 2009 (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”).

The primary asset of the Issuer is a certificate (the “Collateral Certificate”) representing a beneficial interest in the assets held in the World Financial Network Credit Card Master Trust (“WFNMT”), issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 17, 1996, as amended and restated as of September 17, 1999, as amended and restated a second time as of August 1, 2001, as amended by the Omnibus Amendment referred to below, the Second Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of May 19, 2004, the Third Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of March 30, 2005, the Fourth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 13, 2007, the Fifth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October, 26, 2007 and the Sixth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of May 27, 2008, each among the Transferor, the Bank, as servicer (the “Servicer”), and

BNYMTCNA, as successor to BNYMTC (the successor-in-interest to the corporate trust administration of Harris Trust and Savings Bank), as trustee (the “WFNMT Trustee”), and as supplemented by the Agreement of Resignation, Appointment and Acceptance, dated as of May 27, 2008, by and among the Transferor, BNYMTC, as resigning WFNMT Trustee, and BNYMTCNA, as successor WFNMT Trustee (as heretofore amended and supplemented, the “Amended and Restated Pooling and Servicing Agreement”), and as further supplemented by the Collateral Series Supplement to the Amended and Restated Pooling and Servicing Agreement, dated as of August 21, 2001, and as amended as of November 7, 2001 (as heretofore amended, the “Collateral Supplement” and, together with the Amended and Restated Pooling and Servicing Agreement, the “PSA”). The assets of WFNMT include, among other things, certain amounts due (the “Receivables”) on a pool of private-label credit card accounts of the Bank (the “Accounts”).

The Receivables are transferred to WFNMT pursuant to the Amended and Restated Pooling and Servicing Agreement. The Receivables transferred to WFNMT by the Transferor are acquired by the Transferor from the Bank pursuant to a Receivables Purchase Agreement, dated as of August 1, 2001 (the “Receivables Purchase Agreement”), between WFN LLC and the Bank. The Collateral Certificate has been transferred by the Transferor to the Issuer pursuant to the Transfer and Servicing Agreement, dated as of August 1, 2001, as amended by the First Amendment to Transfer and Servicing Agreement, dated as of November 7, 2002, the Omnibus Amendment referred to below, the Third Amendment to Transfer and Servicing Agreement, dated as of May 19, 2004, the Fourth Amendment to Transfer and Servicing Agreement, dated as of March 30, 2005, the Fifth Amendment to the Transfer and Servicing Agreement, dated as of June 13, 2007, and the Sixth Amendment to the Transfer and Servicing Agreement, dated as of October 26, 2007 (as heretofore amended, the “TSA”), among the Transferor, the Servicer, and the Issuer. References to the “Omnibus Amendment” herein refer to that certain Omnibus Amendment, dated as of March 31, 2003, among the Transferor, the Bank, the Servicer, the Issuer, the WFNMT Trustee and the Indenture Trustee.

The Bank has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the TSA, the Trust Agreement, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of August 1, 2001 (the “Administration Agreement”), between the Bank, as Administrator, and the Issuer. The TSA, the PSA, the Receivables Purchase Agreement, the Indenture, the Trust Agreement and the Administration Agreement are referred to herein, collectively, as the “Program Documents.”

This Underwriting Agreement is referred to herein as this “Agreement.” To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Program Documents.

A shelf registration statement on Form S-3 (having registration number 333-133170) has been prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), including a form of prospectus, relating to the Notes and the Collateral Certificate. For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and “Initial Effective Date” means the date of the Effective Time. The registration statement as amended has been declared effective by the Commission. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Such registration statement, as amended at the Effective Time, including all materials incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is referred to in this Agreement as the “Registration Statement.”

WFN LLC proposes to file with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) of the Rules and Regulations of the Commission under the Act a supplement (together with the information referred to under the caption “Static Pool Information” therein and set forth in Annex II thereto (the “Static Pool Information”), without regard to whether such information is deemed to be a part of a prospectus pursuant to Item 1105(d) of Regulation AB under the Act (the “Prospectus Supplement”)) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Base Prospectus”) relating to the Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the “Prospectus.”

Prior to 12:07 p.m. (Eastern Time U.S.) on April 7, 2009, which is the time the first “Contract of Sale” (within the meaning of Rule 159 of the Act) with respect to the Underwritten Notes, as designated by the Representatives, was entered into (hereinafter referred to as the “Time of Sale”), the Bank and the Transferor prepared a Preliminary Prospectus, dated April 6, 2009 (subject to completion) (the “Time of Sale Information”). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus Supplement, as amended or supplemented (including any Corrected Prospectus (as defined below)), if applicable, together with the Static Pool Information (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, which has been prepared and delivered by the Bank and the Transferor to the Underwriters in accordance to the provisions hereof. As used herein, the “Effective Date” means April 7, 2009, which is the earlier of the date the Prospectus was first used or the date of the Time of Sale, which therefore is the date as of which the Prospectus is deemed to be part of and included in the Registration Statement pursuant to Rule 430B(f)(2) under the Act.

If, subsequent to the Time of Sale (as defined above) and prior to the Closing Date, the Preliminary Prospectus included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Transferor has prepared and delivered to the Underwriters a Corrected Prospectus (as defined below), and as a result investors in the Notes elect to terminate their existing Contracts of Sale and enter into new Contracts of Sale (within the meaning of Rule 159 under the Act) for any Notes, then “Time of Sale Information” will refer to the information conveyed to investors on the date of entry into the first such new Contract of Sale pursuant to an amended Preliminary Prospectus approved by the Transferor and the Representatives that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the date on which such new Contracts of Sale were first entered into.

The Transferor and the Bank hereby agree, severally and not jointly, with the Underwriters as follows:

2. Representations and Warranties of the Transferor and the Bank. Each of the Transferor (the representations and warranties as to the Transferor being given by the Transferor) and the Bank (the representations and warranties as to the Bank being given by the Bank) represents and warrants to and agrees (i) with the Underwriters, and (ii) with respect to clauses (o)(ii), (v), (w) and (bb) of this Section 2 only, with the Underwriters who are Primary Dealers, in their capacities as Primary Dealers with respect to TALF loans secured by the Underwritten Notes, that:

(a) The Transferor is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, has all requisite power, authority and legal right to own its property, transact the business in which it is now engaged and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and had at all relevant times and has currently all requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement, the TSA, the PSA, the Receivables Purchase Agreement and the Trust Agreement and to authorize the issuance of the Notes and the Collateral Certificate.

(b) The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where failure to so qualify would not have a material adverse effect, has all requisite power, authority and legal right to own its property and conduct its credit card business as such properties are presently owned and such business is presently conducted, and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and to own the Accounts, and had at all relevant times and has currently all requisite power, authority and legal right to execute, deliver and perform its obligations under the Receivables Purchase Agreement, the TSA, the PSA and the Administration Agreement.

(c) The execution, delivery and performance of each of the Program Documents to which it is a party, the incurrence of the obligations herein and therein set forth, the consummation of the transactions contemplated hereby and thereby, and the consummation of the Purchased Notes Transaction, and with respect to the Transferor, the issuance of the Notes and the Collateral Certificate, have been duly and validly authorized by the Transferor and the Bank, as applicable, by all necessary action on the part of the Transferor and the Bank, as applicable.

(d) This Agreement has been duly authorized, executed and delivered by the Transferor and the Bank.

(e) Each of the Program Documents to which the Transferor or the Bank is a party has been, or on or before the Closing Date will be, executed and delivered by the Transferor and the Bank, as applicable, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of the Transferor and the Bank, as applicable, enforceable against the Transferor and the Bank, as applicable, in accordance with its terms, except, in each case, to the extent that (i) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors’ or other obligees’ rights generally or the rights of creditors or other obligees of institutions insured by the Federal Deposit Insurance Corporation (the “FDIC”), (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and notwithstanding that such provisions may be unenforceable in whole or in part, the Indenture Trustee, on behalf of the holders of the Notes (the “Noteholders”), will be able to enforce the remedies of a secured party under the UCC.

(f) The Notes have been duly authorized, will be issued pursuant to the terms of the Indenture and, when executed by the Owner Trustee on behalf of the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered pursuant to the Indenture and this Agreement, will be duly and validly executed, issued and outstanding and will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to (i) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally, (ii) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (iii) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy. The Notes will be in the form contemplated by the Indenture, and the Notes and the Indenture will conform to the descriptions thereof contained in the Preliminary Prospectus, the Prospectus and the Registration Statement.

(g) The Collateral Certificate has been issued pursuant to the terms of the PSA and, when executed and authenticated by the WFNMT Trustee in accordance with the PSA, was validly issued. The Collateral Certificate remains outstanding. The Collateral Certificate is in the form contemplated by the PSA, and the Collateral Certificate and the PSA conform to the descriptions thereof contained in the Preliminary Prospectus, the Prospectus and the Registration Statement.

(h) Neither the Transferor nor the Bank is in violation of any Requirement of Law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violation or defaults separately or in the aggregate would have a material adverse effect on the Transferor or the Bank.

(i) None of the issuance and sale of the Notes, the issuance of the Collateral Certificate or the execution and delivery by the Transferor or the Bank of this Agreement or any Program Document to which it is a party, nor the incurrence by the Transferor or the Bank of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof, nor the consummation of the Purchased Notes Transaction, does or will (A) violate any Requirement of Law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (B) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, mortgage, deed of trust or instrument to which it is a party or by which it or its properties are bound, which conflict, breach or default would have a material adverse effect on the Notes, the Collateral Certificate, the Transferor or the Bank, or (C) result in the creation or imposition of any Lien upon any of its property or assets (except for those encumbrances created under the Program Documents), which Lien would have a material adverse effect on the Notes, the Collateral Certificate, the Transferor or the Bank.

(j) All approvals, authorizations, consents, orders and other actions of any Person or of any court or other governmental body or official required in connection with the issuance and sale of the Notes, the execution and delivery by the Transferor or the Bank of this Agreement or the Program Documents to which it is a party or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof, or to the consummation of the Purchased Notes Transaction, have been or will have been obtained on or before the Closing Date.

(k) The Bank has authorized the conveyance of the Receivables to the Transferor and WFNMT, as applicable; the Transferor has authorized the conveyance of the Receivables to WFNMT; the Transferor has authorized the issuance of the Collateral Certificate by WFNMT; and the Transferor has authorized the Issuer to issue and sell the Notes.

(l) All actions required to be taken by the Transferor or the Bank as a condition to the offer and sale of the Notes as described herein or the consummation of any of the transactions described in the Preliminary Prospectus, the Prospectus and the Registration Statement have been or, prior to the Closing Date, will be taken.

(m) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and complies as to form with the TIA and the rules and regulations of the Commission thereunder.

(n) The representations and warranties made by the Transferor in the TSA, the PSA, the Trust Agreement and the Receivables Purchase Agreement or made in any Officer’s Certificate of the Transferor delivered pursuant to any Program Document to which it is a party were true and correct in all material respects at the time made and will be true and correct in all material respects on and as of the Closing Date, as if set forth herein, except that to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct at and as of such earlier date.

(o) The representations and warranties made by the Bank (i) in the Receivables Purchase Agreement, and in its capacity as Servicer and Administrator, in the TSA, the PSA and the Administration Agreement, respectively, or made in any Officer’s Certificate of the Bank delivered pursuant to any Program Document to which it is a party, and (ii) in any TALF Certification (as defined in subsection 6(s)) to which it is a party, were true and correct in all material respects at the time made and will be true and correct in all material respects on and as of the Closing Date, as if set forth herein, except that to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct at and as of such earlier date.

(p) The Transferor agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables or the Collateral Certificate, except as provided in the PSA and the TSA, and agrees to take all action required by the PSA and the TSA in order to maintain the security interest in the Receivables and the Collateral Certificate granted pursuant to the PSA and the TSA, as applicable.

(q) The Bank agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables, except as provided in the PSA or the Receivables Purchase Agreement, as applicable, and agrees to take all action required by the PSA or the Receivables Purchase Agreement, as applicable, in order to maintain the security interests in the Receivables granted pursuant to the Receivables Purchase Agreement and the PSA, as applicable.

(r) Other than as set forth or contemplated in the Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings or investigations pending or, to its knowledge, threatened to which the Transferor, the Bank or any of their respective Affiliates is or may be a party or to which any property of the Transferor, the Bank or any of their respective Affiliates is or may be the subject (i) which, if determined adversely to the Transferor, the Bank, or such Affiliate, as applicable, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Transferor or the Bank and their respective Affiliates, taken as a whole, or that would reasonably be expected to materially adversely affect the interests of the Noteholders, (ii) asserting the invalidity of this Agreement, any of the Program Documents, the Purchased Notes Transaction or the Notes or (iii) seeking to prevent the issuance of the Notes or of any of the transactions contemplated by this Agreement or any of the Program Documents, or the Purchased Notes Transaction.

(s) No Early Amortization Event, and no event that would become an Early Amortization Event after any applicable grace period has elapsed, exists with respect to any outstanding Series of notes issued by the Issuer and no event has occurred that would constitute (after the issuance of such notes) an Early Amortization Event or would become an Early Amortization Event after any applicable grace period has elapsed.

(t) The Registration Statement has been filed with, and has been declared effective by, the Commission.

(u) On each of the Initial Effective Date and the Effective Date, the Registration Statement conformed in all material respects to the applicable requirements of the Act and the Rules and Regulations of the Commission thereunder and the TIA and the rules and regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus conform, and at the time of filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b), the Registration Statement, the Preliminary Prospectus and the Prospectus will conform, in all material respects with the requirements of the Act and the Rules and Regulations and the TIA and the rules and regulations thereunder and no such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that neither the Transferor nor the Bank makes any representations or warranties as to statements in or omissions from any of such documents based upon written information furnished to the Transferor or the Bank by the Underwriters specifically for use therein. Each of the Transferor and the Bank hereby acknowledges that the only information provided by the Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus and the Prospectus is set forth (i) on the cover page of the Prospectus Supplement on the line across from “Price to public,” in the table under the heading “Class A Notes,” (ii) in the table following the third paragraph under the heading “Underwriting” in the Prospectus Supplement in the column labeled “Class A Notes” and (iii) in the penultimate paragraph under the heading “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement (the “Underwriters’ Information”).

(v) The Time of Sale Information at the Time of Sale did not, and any amendment thereof or supplement thereto, as of its respective date did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.

(w) The Prospectus at the date of the Prospectus Supplement, and any amendment thereof or supplement thereto, as of its respective date, did not and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.

(x) (i) Other than the Preliminary Prospectus, the Prospectus and the Permitted Additional Information (as defined in Section 10), the Transferor and the Bank (including its agents and representatives other than the Underwriters in their capacity as such) have not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes; provided, however, that the Transferor and the Bank may prepare and disseminate a “written communication” (as defined in Rule 405 under the Act) in a form agreed to by the parties hereto (the “Issuer Free Writing Prospectus”); (ii) the Issuer Free Writing Prospectus will not, as of the date such Issuer Free Writing Prospectus is disseminated, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; (iii) the Issuer Free Writing Prospectus shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and (iv) the Issuer Free Writing Prospectus shall be filed with the Commission pursuant to Rule 433 thereunder in the manner and within the time period required by Rule 433(d)(1).

(y) (i) It did not enter into any contract of sale for any Purchased Notes prior to the Time of Sale and (ii) it will convey to each investor to whom Purchased Notes are sold by it during the period prior to the filing of the final Prospectus, at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus.

(z) Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus or the Prospectus, except as otherwise set forth therein, there has not been any material adverse change in (i) the condition, financial or otherwise, or in the earnings, business or operations, of the Bank or the Transferor and (ii) the financial or statistical information contained in the Preliminary Prospectus Supplement or the Prospectus Supplement under the captions “Receivables Performance” and “The Trust Portfolio.”

(aa) The Transferor was not, on the date on which the first bona fide offer of the Notes was made, an “ineligible issuer” as defined in Rules 405 under the Act.

(bb) On the Closing Date, (i) the Transferor and the Bank will have taken all actions required by the FRBNY for the Underwritten Notes to be eligible collateral under the TALF, and (ii) the Underwritten Notes will be eligible collateral under the

TALF; provided, however, that neither the Transferor nor the Bank makes any representation or warranty with respect to the availability of or the eligibility of a borrower for loans under the TALF.

3. Purchase, Sale, Payment and Delivery of the Underwritten Notes.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Transferor, at a purchase price of 99.91957% of the principal amount thereof, $560,000,000 aggregate principal amount of the Class A Notes, each Underwriter to purchase the amounts shown on Schedule A hereto.

(b) The Transferor will cause the Issuer to deliver the Underwritten Notes to the Underwriters against payment of the purchase price in immediately available funds, drawn to the order of the Transferor, at the office of Mayer Brown LLP, in Chicago, Illinois at 10:00 a.m., Chicago time, on April 14, 2009, or at such other time not later than seven full business days thereafter as the Representatives and the Transferor determine, such time being herein referred to as the “Closing Date.” The Class A Notes to be delivered shall be represented by one or more definitive notes registered in the name of Cede & Co., as nominee for The Depository Trust Company. The Notes will be available for inspection by the Underwriters at the office at which the Notes are to be delivered no later than five hours before the close of business in New York City on the business day prior to the Closing Date.

4. Offering by Underwriters. It is understood that after the Initial Effective Date, the Underwriters propose to offer the Underwritten Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus. The Underwriters agree with the Transferor and the Bank that the Underwriters will not sell the Underwritten Notes through an office physically located in the State of Kansas, except to a person that is otherwise subject to Kansas income tax or Kansas franchise tax.

5. Certain Agreements of the Transferor. The Transferor agrees with the Underwriters that:

(a) Immediately following the execution of this Agreement, the Transferor will prepare a Prospectus Supplement setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which the Underwritten Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Transferor deems appropriate. The Transferor will transmit the Prospectus, including such Prospectus Supplement, to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b). The Transferor will not file any amendment to the Registration Statement with respect to the Notes or supplement to the Prospectus unless a copy has been furnished to each Representative for its review a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing. The Transferor will advise the Representatives promptly of (i) the effectiveness of any amendment or supplementation of the

Registration Statement, the Preliminary Prospectus or Prospectus, (ii) any request by the Commission for any amendment or supplementation of the Registration Statement, the Preliminary Prospectus or the Prospectus or for any additional information, (iii) the receipt by the Transferor of any notification with respect to the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and (iv) the institution by the Commission of any stop order proceeding in respect of the Registration Statement, or of any prevention or suspension of the use of the Preliminary Prospectus or the Prospectus, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(b) If at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Preliminary Prospectus or Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Preliminary Prospectus or the Prospectus to comply with the Act, the Transferor promptly will notify each Representative of such event and prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(c) As soon as practicable, the Transferor will cause the Issuer to make generally available to the Noteholders an earnings statement or statements of the Issuer covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder; provided, that this covenant may be satisfied by posting monthly investor reports for the Issuer for each month in such 12-month period on a publicly available website.

(d) The Transferor will furnish to each Representative an electronic copy of the Registration Statement, the Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available.

(e) The Transferor will endeavor to qualify the Underwritten Notes for sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and the determination of the eligibility for investment of the Underwritten Notes under the laws of such jurisdictions as the Representatives may designate and will continue such qualifications in effect so long as required for the distribution of the Underwritten Notes; provided, however, that the Transferor shall not be obligated to qualify to do business in any jurisdiction where such qualification would subject the Transferor to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f) So long as any Underwritten Note is outstanding, the Transferor will furnish, or cause the Servicer to furnish, to each Representative copies of (i) each certificate and the annual statements of compliance delivered to the WFNMT Trustee and each Rating Agency pursuant to Section 3.5 of the PSA and the independent certified public accountants’ servicing reports furnished to the WFNMT Trustee, the Servicer and each Rating Agency pursuant to Sections 3.6(a) and (b) of the PSA and (ii) copies of each certificate and the annual statements of compliance delivered to the Owner Trustee, the Indenture Trustee and each Rating Agency pursuant to Section 3.5 of the TSA and the independent certified public accountants’ servicing reports furnished to the Indenture Trustee, the Servicer and the Rating Agencies pursuant to Sections 3.6(a) and (b) of the TSA, by first class mail as soon as practicable after such certificates, statements and reports are furnished to the WFNMT Trustee, the Owner Trustee, the Indenture Trustee or the Rating Agencies, as the case may be; provided, however, that the Transferor’s obligations pursuant to this subsection 5(f) shall be deemed satisfied to the extent that such certificates, statements or reports are filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date the Transferor would otherwise be required to furnish to each Representative copies of such certificates, statements or reports pursuant to this subsection 5(f).

(g) So long as any Underwritten Note is outstanding, the Transferor will furnish, or cause the Servicer to furnish, to each Representative, by first-class mail as soon as practicable (i) all documents concerning the Receivables, the Collateral Certificate or the Notes distributed by the Transferor or the Servicer (under each of the PSA and TSA) to the Noteholders, or filed with the Commission pursuant to the Exchange Act, (ii) any order of the Commission under the Act or the Exchange Act applicable to the Issuer, to WFNMT, or to the Transferor, or pursuant to a “no-action” letter obtained from the staff of the Commission by the Transferor and affecting the Issuer, WFNMT, or the Transferor and (iii) from time to time, such other information concerning the Issuer or WFNMT as the Representatives may reasonably request.

(h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated for any reason, except a default by the Underwriters hereunder, the Transferor will pay all expenses incident to the performance of its obligations under this Agreement (except as otherwise agreed in writing between the Transferor and the Representatives) and will reimburse the Underwriters for any expenses incurred by them in connection with qualification of the Underwritten Notes for sale and determination of the eligibility of the Underwritten Notes for investment under the laws of such jurisdictions as the Representatives designate, and for any fees charged by investment rating agencies for the rating of the Notes and for any filing fee of the Financial Industry Regulatory Authority, Inc. relating to the Notes. The Transferor will bear its own fees and disbursements of counsel (which will include all legal fees relating to Blue Sky matters). The fees and disbursements of counsel to the Underwriters will be allocated between the Underwriters, on the one hand, and the Transferor, on the other hand, as may be separately agreed to by the Representatives and the Transferor or, in the absence of any such agreement, will be borne by the Underwriters.

(i) To the extent, if any, that any of the ratings provided with respect to the Notes by any Rating Agency are conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor shall furnish such documents and take any such other actions as are reasonably necessary to satisfy such condition.

(j) For so long as any of the Underwritten Notes remain outstanding, the Bank will comply with its obligations under paragraph 5 of the TALF Certification (as defined in subsection 6(s)) (unless waived by the FRBNY) (i) to notify the FRBNY and all registered holders of the Underwritten Notes if certain statements were not correct when made or have ceased to be correct no later than 9:00 a.m. New York City time on the fourth business day following such determination, and (ii) to issue a press release regarding such determination no later than 9:00 a.m. New York City time on the fourth business day following such determination, and will provide each Underwriter with a copy of such notification.

6. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Underwritten Notes will be subject to the accuracy of the representations and warranties by the Transferor and the Bank herein, to the accuracy of the statements of officers of the Transferor and the Bank made pursuant to the provisions hereof, to the performance by the Transferor and the Bank of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received letters, dated as of the date of the Preliminary Prospectus and as of the Closing Date and addressed to the Underwriters, from Deloitte & Touche LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, substantially in the form heretofore agreed to and otherwise in form and in substance satisfactory to the Representatives and their counsel.

(b) The Representatives shall have received (i) fully executed copies of this Agreement, the Indenture and the other Program Documents duly executed and delivered by the parties thereto and (ii) evidence satisfactory to the Representatives that the Purchased Notes Transaction has been consummated.

(c) The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor or the Representatives, shall be contemplated by the Commission. The Registration Statement, the Preliminary Prospectus and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act.

(d) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) any change, or any development involving a prospective change, in or affecting particularly WFNMT, the Issuer, the business or properties of the Transferor or the Bank which, in the judgment of the Underwriters make it impractical or inadvisable to proceed with the completion and sale of and payment for the Underwritten Notes, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended, limited or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (iii) a banking moratorium shall have been declared by Federal or state authorities; (iv) any material disruption in securities settlement or clearance services in the United States, the direct effect of which on any party involved in the settlement or clearance of the Notes would make it impractical to proceed with the completion and sale of and payment for the Notes; or (v) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or any other substantial national or international calamity or emergency which, in the judgment of the Underwriters, the effect of such hostilities, escalation, declaration or other calamity or emergency makes it impractical or inadvisable to proceed with the completion and sale of and payment for the Underwritten Notes.

(e) The Representatives shall have received an opinion, dated the Closing Date, of Hugh M. Hayden, General Counsel of the Bank, as counsel for the Transferor and the Bank, satisfactory in form and substance to the Representatives and their counsel to the effect that:

(i) The Bank is a national banking association in good standing and validly existing under the laws of the United States of America; and each of the Transferor and the Bank (each collectively referred to in this subsection 6(e) as a “WFN Entity”) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which it is required to qualify, except where failure to so qualify would not have a material adverse effect on such WFN Entity, and has full power and authority to own its properties, to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, to enter into and perform its obligations under the Program Documents to which it is a party, and to consummate the transactions contemplated thereby.

(ii) Each of the Program Documents to which the Bank is a party and this Agreement has been duly authorized by the Bank.

(iii) None of the execution and delivery of the Program Documents and this Agreement by either WFN Entity that is party thereto, the consummation of any of the transactions contemplated therein, the fulfillment of the terms thereof, or the consummation of the Purchased Notes Transaction violates, results in a material breach of or constitutes a default under (A) any Requirements of Law under the laws of the states of New York and Illinois and the federal law of the United States of America (collectively, the “Included Laws”) applicable to such WFN Entity, (B) any term or provision of any order known to such counsel to be currently applicable to such WFN Entity of any court, regulatory body, administrative agency or governmental body having jurisdiction over such WFN Entity or (C) any term or provision of any indenture or other agreement or instrument known to such counsel to which such WFN Entity is a party or by which either of them or any of their properties are bound, except, in the case of clauses (B) and (C), to the extent such violation, breach or default would not have a material adverse effect on the Notes, the Collateral Certificate, or any WFN Entity.

(iv) Except as otherwise disclosed in the Preliminary Prospectus, the Prospectus or the Registration Statement, there is no pending or, to the best of such counsel’s knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to WFNMT, the Issuer, the Collateral Certificate, the Notes, any of the Program Documents or this Agreement or any of the transactions contemplated therein, or the Purchased Notes Transaction, with respect to a WFN Entity which, if adversely determined, would have a material adverse effect on the Notes, the Collateral Certificate, WFNMT or the Issuer or upon the ability of any WFN Entity to perform its obligations under the Program Documents or this Agreement.

(v) The statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus describing statutes under the Included Laws, legal proceedings, contracts and other documents relating to the WFN Entities, the Accounts, the Receivables, the business of the Bank, the Transferor, WFNMT and the Issuer are accurate in all material respects.

(f) The Representatives shall have received an opinion, dated the Closing Date, of Mayer Brown LLP, special counsel to the Transferor and the Bank, satisfactory in form and substance to the Representatives and their counsel to the effect that:

(i) The Transferor is a limited liability company in good standing, duly organized and validly existing under the laws of the State of Delaware and has full limited liability company power and authority to execute, deliver and perform all of its obligations under the Program Documents to which it is a party and to consummate the transactions contemplated thereby, and to consummate the Purchased Notes Transaction; the execution and delivery by the Transferor of this Agreement and the Program Documents to which the Transferor is a party have been duly authorized by all necessary action on the part of the Transferor; and each of the Program Documents to which the Transferor or the Bank is a party has been duly executed and delivered by and on behalf of such party and the Program Documents (other than the Trust Agreement) constitute legal, valid and binding obligations of the Transferor and the Bank, as the case may be, under the laws of New York, enforceable against each such Person in accordance with its terms, subject to (A) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and the rights of creditors of national banking associations (including, without limitation, the determination pursuant to 12 U.S.C. §1821(e) of any liability for the disaffirmance or repudiation of any contract) and (B) general principles of equity

(regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of commercial, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such counsel also notes that certain of the remedial provisions in the Program Documents and this Agreement may be limited or rendered ineffective or unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not make the remedies provided by the Program Documents or this Agreement inadequate for the practical realization of the material rights and benefits purported to be provided thereby, except for the economic consequences of procedural or other delay.

(ii) The execution and delivery by the Transferor of this Agreement and the Program Documents to which it is a party, and the consummation of each of the transactions contemplated thereby, and the consummation of the Purchased Notes Transaction, will not violate any applicable law, statute or governmental rule or regulation.

(iii) The Notes are in due and proper form and when executed, authenticated and delivered as specified in the Indenture, and when delivered against payment of the consideration for the Underwritten Notes specified in this Agreement and the consideration for the Purchased Notes, will be validly issued and outstanding, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and will be entitled to the benefits of the Indenture, subject to (A) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and the rights of creditors of national banking associations (including, without limitation, the determination pursuant to 12 U.S.C. §1821(e) of any liability for the disaffirmance or repudiation of any contract) and (B) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of commercial, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such counsel also notes that certain of the remedial provisions in the Program Documents and this Agreement may be limited or rendered ineffective or unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not make the remedies provided by the Program Documents or this Agreement inadequate for the practical realization of the material rights and benefits purported to be provided thereby, except for the economic consequences of procedural or other delay.

(iv) The Collateral Certificate is in due and proper form and is validly issued and outstanding and entitled to the benefits of the PSA.

(v) The Registration Statement has become effective under the Act, and the Preliminary Prospectus and the Prospectus have been filed with the Commission pursuant to Rule 424(b) thereunder in the manner and within the time period required by Rule 424(b). To the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or the Prospectus and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(vi) The execution and delivery by each of the Bank, the Issuer, WFNMT and the Transferor of this Agreement and the Program Documents to which it is a party does not, and the consummation by each of the Bank, the Issuer, WFNMT and the Transferor of the transactions contemplated thereby to occur on the Closing Date will not, require any consent, authorization or approval of, the giving of notice to or registration, order, filing, qualification, license or permit of or with any court or governmental entity, except such as may have been made and such as may be required under the Federal securities laws, the blue sky laws of any jurisdictions or the Uniform Commercial Code of any state.

(vii) The statements in the Base Prospectus under the headings “Risk Factors—If a conservator or receiver were appointed for World Financial Network National Bank, delays or reductions in payment of your notes could occur,” “The Sponsor—Certain Regulatory Matters,” “The Issuing Entity—Perfection and Priority of Security Interests” and “—Conservatorship and Receivership; Bankruptcy,” “The Trust Portfolio—Consumer Protection Laws,” “ERISA Considerations” and “Federal Income Tax Consequences” and the statements in the Prospectus Supplement under the headings “Structural Summary—Tax Status” and “—ERISA Considerations” to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(viii) This Agreement, the Program Documents, the Collateral Certificate and the Notes conform in all material respects to the descriptions thereof contained in the Prospectus.

(ix) The Indenture has been duly qualified under the TIA and complies as to form with the TIA and the rules and regulations of the Commission thereunder. The Issuer is not now, and immediately following the issuance of the Notes pursuant to the Indenture and the application of proceeds therefrom as described in the Prospectus will not be, required to be registered under the Investment Company Act of 1940, as amended.

(x) The PSA need not be qualified under the TIA. WFNMT is not now, and immediately following the issuance of the Notes pursuant to the Indenture and the application of proceeds therefrom as described in the Prospectus will not be, required to be registered under the Investment Company Act of 1940, as amended.

(xi) Subject to the discussion in the Base Prospectus under the heading “Federal Income Tax Consequences,” (A) the Notes will properly be characterized as indebtedness and neither WFNMT nor the Issuer will be treated as an association

(or publicly traded partnership) taxable as a corporation, for U.S. federal income tax purposes and (B) the issuance of the Notes will not cause or constitute an event in which gain or loss would be recognized by any holder of notes or Investor Certificates of any outstanding series or class, for U.S. federal income tax purposes.

(xii) For Texas corporate franchise tax purposes, Noteholders not otherwise subject to Texas corporate franchise tax will not become subject to the Texas corporate franchise tax solely by reason of their ownership of the Notes, together with such other opinions related thereto as the Representatives reasonably request.

(xiii) For Illinois corporate franchise tax and corporate income tax (including the personal property replacement income tax) purposes, neither WFNMT nor the Issuer will be treated as an entity subject to tax and Noteholders not otherwise subject to Illinois corporate franchise tax or Illinois individual or corporate income tax (including the personal property replacement income tax) will not become subject to the Illinois corporate franchise tax or Illinois individual or corporate income tax (including the personal property replacement income tax) solely by reason of their ownership of the Notes, together with such other opinions related thereto as the Representatives reasonably request.

(xiv) The Indenture constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms under the laws of the State of New York, subject to (A) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and the rights of creditors of national banking associations (including, without limitation, the determination pursuant to 12 U.S.C. §1821(e) of any liability for the disaffirmance or repudiation of any contract) and (B) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of commercial, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such counsel also notes that certain of the remedial provisions in the Program Documents and this Agreement may be limited or rendered ineffective or unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not make the remedies provided by the Program Documents or this Agreement inadequate for the practical realization of the material rights and benefits purported to be provided thereby, except for the economic consequences of procedural or other delay.

(xv) The Registration Statement, as of the Effective Date (including the Prospectus, as included in the Registration Statement pursuant to Rule 430B(f)(1) and (2) under the Act, as of such Effective Date), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations under the Act, except that such counsel need not express any opinion as to the financial and statistical data included therein or excluded therefrom or the exhibits to the

Registration Statement and, except as and to the extent set forth in paragraphs (vii) and (viii), such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

(xvi) If the FDIC were appointed as conservator or receiver for the Bank (a) the FDIC regulation entitled “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation,” 12 CFR §360.6 (the “Rule”) would be applicable to the transfers of Receivables by the Bank to the Transferor under the Receivables Purchase Agreement, (b) under the Rule, the FDIC, acting as conservator or receiver for the Bank could not, by exercise of its authority to disaffirm or repudiate contracts under 12 U.S.C. §1821(e), reclaim or recover the Receivables or the proceeds thereof from Transferor or recharacterize the Receivables or the proceeds thereof as property of the Bank or of the conservatorship or receivership for the Bank, (c) the FDIC, acting as conservator or receiver for the Bank could not, by exercise of its authority under 12 U.S.C. §§ 1821(d)(9), 1821(n)(4)(I), or 1823(e), avoid the Receivables Purchase Agreement or the transfers thereunder; provided, however, that such counsel need not offer any opinion as to whether, in receivership, the FDIC or any creditor of the Bank may reclaim or recover the Receivables from the Transferor or WFNMT, or recharacterize the Receivables as property of the Bank or of the conservatorship or receivership for the Bank, if the Noteholders receive payment of the principal amount of their Notes and the interest earned thereon (at the interest rates specified in respect of such Notes) through the date the Noteholders are so paid.

(xvii) If the FDIC were to be appointed as a conservator or receiver for the Bank a court having jurisdiction over the conservatorship or receivership would determine that (a) the transfers of Receivables by the Bank to the Transferor under the Receivables Purchase Agreement constitutes a sale of such Receivables to the Transferor by the Bank, as opposed to a secured loan or a grant of a security interest to secure a loan and (b) the rights, titles, powers, and privileges of the FDIC as conservator or receiver of the Bank would not extend to the Receivables.

(xviii) Certain matters relating to the transfer of the Receivables from the Bank to the Transferor under the Receivables Purchase Agreement and from the Bank to WFNMT under the PSA, as applicable, together with such other opinions related thereto as the Representatives reasonably request.

(xix) Certain matters relating to the transfer of the Receivables from the Transferor to WFNMT under the PSA.

(xx) The perfection of the security interest in favor of WFNMT in the Receivables and the proceeds thereof transferred to WFNMT from the Transferor under the PSA.

(xxi) Certain matters relating to the transfer of the Collateral Certificate from the Transferor to the Issuer under the TSA.

(xxii) The perfection of the security interest in favor of the Issuer in the Collateral Certificate and the proceeds thereof transferred to the Issuer from the Transferor under the TSA.

(xxiii) The perfection of the security interest in favor of the Indenture Trustee in the Collateral Certificate and the proceeds thereof.

(xxiv) The provisions of the Indenture are effective under the NY UCC to create in favor of the Indenture Trustee a security interest in the Issuer’s rights in the Collateral and in any identifiable proceeds thereof. To the extent that The Bank of New York Mellon, as agent for the Indenture Trustee, has physical possession of the Collateral Certificate in the State of New York, and such Collateral Certificate has been registered in the name of the Indenture Trustee upon the books maintained for that purpose by or on behalf of WFNMT, or endorsed to the Indenture Trustee or in blank, the Indenture Trustee’s security interest in the Collateral Certificate will be perfected by “control” (within the meaning of the NY UCC). Further assuming the Indenture Trustee does not have notice of any adverse claim (within the meaning of NY UCC § 8-102(a)(1)), upon becoming perfected in the foregoing manner the Indenture Trustee’s security interest in the Collateral Certificate will be free of any adverse claim.

Such counsel also shall state that they have participated in conferences with representatives of the Transferor and the Bank and their independent public accountants, the Representatives and counsel to the Underwriters concerning the Registration Statement, the Preliminary Prospectus and the Prospectus, and that, on the basis of the information such counsel gained in the course of performing its professional engagement, nothing came to its attention that caused it to believe that (a) the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Preliminary Prospectus, as of the Time of Sale, considered together with the statements in the Prospectus with respect to blanks and other items identified in the Preliminary Prospectus as to be completed in the Prospectus, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that it need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus (except as stated in paragraphs (vii) and (viii) above), and it need not express any belief with respect to the financial statements or other financial, statistical or accounting data contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, or, in the case of the Preliminary Prospectus, with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the Prospectus.

In rendering such opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to the Representatives and their counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Issuer, the Bank, the Transferor and public officials.

(g) The Representatives shall have received from Orrick, Herrington & Sutcliffe LLP, special counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters relating to this transaction as the Representatives may require, and the Transferor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Representatives shall have received an opinion, dated the Closing Date, of Bailey Cavalieri LLC, special Ohio counsel for the Transferor and the Bank, satisfactory in form and substance to the Representatives and their counsel with respect to (i) certain matters relating to the transfer of the Receivables from the Bank to the Transferor under the Receivables Purchase Agreement, (ii) the perfection of the security interest in favor of the Indenture Trustee, as assignee of the Transferor, in the Receivables and the proceeds thereof and (iii) for purposes of the Ohio corporation franchise tax, the income tax imposed on trusts, commercial activity tax, or dealers in intangibles tax, neither WFNMT nor the Issuer will be treated as an entity subject to such taxes, and (iv) Noteholders not otherwise subject to Ohio corporation franchise tax or Ohio personal income tax will not become subject to the Ohio corporation franchise tax or Ohio personal income tax by reason of their ownership of the Notes.

(i) The Representatives shall have received an opinion, dated the Closing Date, of Bailey Cavalieri LLC, special District of Columbia counsel for the Transferor and the Bank, satisfactory in form and substance to the Representatives and their counsel with respect to (i) certain matters relating to the transfer of the Receivables from the Bank to the Transferor under the Receivables Purchase Agreement and (ii) the perfection of the security interest in favor of the Indenture Trustee, as assignee of the Transferor in the Receivables and the proceeds thereof.

(j) The Representatives shall have received a certificate from each of the Transferor and the Bank, dated the Closing Date, of a Treasurer, Vice President or more senior officer of the Transferor or the Bank, as the case may be, in which such officer, to the best of his/her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Transferor and the Bank, as the case may be, in this Agreement are true and correct on and as of the Closing Date, (ii) the Transferor or the Bank, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) the representations and warranties of the Transferor or the

Bank, as the case may be, contained in this Agreement, the Program Documents and, with respect to the Bank only, any TALF Certification (as defined in subsection 6(s)) to which it is a party are true and correct as of the dates specified herein and therein, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) nothing has come to such officers’ attention that would lead such officers to believe that the Prospectus as of the date of the Prospectus Supplement, as of the date of any amendment or supplement thereto, and as of the Closing Date, or the Preliminary Prospectus as of its date, as of the date of any amendment or supplement thereto, and as of the Time of Sale, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of the Bank’s credit card business except as set forth in or contemplated by the Prospectus or as described in such certificate.

(k) The Representatives shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date, satisfactory in form and substance to the Representatives and their counsel, to the effect that:

(i) U.S. Bank is duly formed and validly existing as a national banking association under the laws of the United States of America and had at all relevant times and currently has the power and authority to execute, deliver and perform the Instrument of Resignation and perform the Trust Agreement and to consummate the transactions contemplated thereby, and, on behalf of the Issuer, to execute and deliver the Indenture Supplement and the TSA and to consummate the transactions contemplated by the Indenture Supplement, the TSA and the Master Indenture.

(ii) The Instrument of Resignation has been duly authorized, executed and delivered by U.S. Bank and the Trust Agreement, to the extent assumed by U.S. Bank from Chase, constitutes a legal, valid and binding obligation of U.S. Bank, enforceable against U.S. Bank in accordance with its terms.

(iii) The Indenture Supplement has been duly authorized, executed and delivered by the Owner Trustee on behalf of the Issuer.

(iv) None of (x) the execution, delivery or performance of the Instrument of Resignation and performance of the Trust Agreement by U.S. Bank, (y) as Owner Trustee on behalf of the Issuer, the execution and delivery of the Indenture Supplement, and performance of the Indenture Supplement, TSA and the Master Indenture, or (z) the consummation of any of the transactions by U.S. Bank or the Owner Trustee, as the case may be, contemplated thereby, required or requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of

Delaware or the United States of America governing the trust powers of U.S. Bank (other than the filing of the Certificate of Trust (as defined in such counsel’s opinion), which Certificate of Trust has been duly filed).

(v) None of (x) the execution, delivery and performance of the Instrument of Resignation and performance of the Trust Agreement by U.S. Bank, (y) as Owner Trustee on behalf of the Issuer, the execution and delivery of the Indenture Supplement, and performance of the Indenture Supplement, TSA and the Master Indenture, or (z) the consummation of any of the transactions by U.S. Bank or the Owner Trustee, as the case may be, contemplated thereby, is in violation of the articles of association or bylaws of U.S. Bank or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the trust powers of U.S. Bank or, to such counsel’s knowledge, without independent investigation, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel’s knowledge, without independent investigation, of any judgment or order applicable to U.S. Bank.

(vi) To such counsel’s knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.

(l) The Representatives shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, dated the Closing Date, satisfactory in form and substance to the Representatives and their counsel, to the effect that:

(i) The Issuer has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. 3801 et seq. (referred to in this subsection 6(l) as the “Trust Act”).

(ii) The Trust Agreement, with respect to the Owner Trustee to the extent assumed by the Owner Trustee from Chase, is a legal, valid and binding obligation of the Transferor and the Owner Trustee, enforceable against the Transferor and the Owner Trustee, in accordance with its terms.

(iii) Under the Trust Act and the Trust Agreement, the execution and delivery of the TSA and the Indenture (the TSA and the Indenture collectively referred to in this subsection 6(l) as the “Trust Documents”), the issuance of the Notes, and the granting of the Collateral ) (as defined in the Master Indenture) to the Indenture Trustee as security for the Notes has been duly authorized by all necessary trust action on the part of the Issuer.

(iv) Under the Trust Act and the Trust Agreement, the Issuer has (A) the trust power and authority to execute, deliver and perform its obligations under the Trust Documents and the Notes, and (B) duly authorized, executed and delivered such agreements and obligations.

(v) Neither the execution, delivery and performance by the Issuer of the Trust Documents or the Notes, nor the consummation by the Issuer of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust (as defined in such counsel’s opinion) with the Delaware Secretary of State (which Certificate of Trust has been duly filed) and the filing of any UCC financing statements with the Delaware Secretary of State pursuant to the Master Indenture.

(vi) Neither the execution, delivery and performance by the Issuer of the Trust Documents or the Notes, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule, or regulation of the State of Delaware applicable to the Issuer.

(vii) Under Section 3805(b) of the Trust Act, no creditor of the Transferor in its capacity as beneficial owner of the Issuer shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement.

(viii) Under Sections 3808(a) and (b) of the Trust Act, the Issuer may not be terminated or revoked by the Transferor, and the dissolution, termination or bankruptcy of the Transferor shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement.

(ix) The Owner Trustee is not required to hold legal title to the Trust Estate (as defined in the Master Indenture) in order for the Issuer to qualify as a valid statutory trust under the Trust Act.

(x) The Transferor is the sole beneficial owner of the Issuer.

(xi) With respect to the Issuer and the Collateral Certificate or the Receivables: (A) there is no document, stamp or other similar excise tax imposed by the State of Delaware upon the perfection of a security interest in the Collateral Certificate or the Receivables, in the transfer of the Collateral Certificate or the Receivables to or from the Issuer or upon the issuance of Collateral Certificate or the Notes; (B) there is no personal property tax imposed by the State of Delaware upon or measured by the corpus of the Issuer; (C) the classification of the Issuer for United States federal income tax purposes will be determinative of the classification of the Issuer for Delaware income tax purposes and assuming that the Issuer will not be classified taxed as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the Issuer will not be subject to Delaware income tax and Noteholders who are not otherwise subject to Delaware income tax will not be subject to Delaware income tax by reason of their ownership of the Notes and the receipt of income therefrom; and (D) any income tax imposed by the State of Delaware that might be applicable to the Issuer would be based upon “federal taxable income,” and for the purposes of ascertaining such income, the amount of such income for United States federal income tax purposes would be determinative, whether the characterization of the transaction is that of a sale or a loan.

(xii) The Transferor Interest (as defined in the Master Indenture) is entitled to the benefits of the Trust Agreement.

(m) The Representatives shall have received an opinion of Emmet, Marvin & Martin, L.P., counsel to the Indenture Trustee, dated the Closing Date, satisfactory in form and substance to the Representatives and their counsel, to the effect that:

(i) BNYMTCNA is a national banking association organized, validly existing and in good standing under the laws of the United States of America and the Indenture Trustee is authorized and qualified to accept the trusts imposed by the Indenture and to act as Indenture Trustee under the Indenture.

(ii) The acknowledgment by the Indenture Trustee of the TSA has been duly authorized, executed and delivered by the Indenture Trustee. The Indenture Trustee has duly authorized, executed and delivered the Indenture. Assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, subject to bankruptcy and insolvency laws and general principles of equity.

(iii) BNYMTCNA has duly authenticated the Notes.

(iv) BNYMTCNA is duly authorized and empowered to exercise trust powers under applicable law.

(v) None of (A) the execution and authentication of the Notes, (B) the acknowledgment of the TSA by BNYMTCNA or (C) the execution, delivery and performance of the Indenture by the Indenture Trustee conflicts with or will result in a violation of (i) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of BNYMTCNA or (ii) the articles of association or bylaws of BNYMTCNA.

(vi) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of BNYMTCNA was or is required in connection with the execution and delivery by the Indenture Trustee of the Indenture or the performance by the Indenture Trustee of the terms of the Indenture or the acknowledgment of the TSA.

(n) The Representatives shall have received an opinion of Emmet, Marvin & Martin, L.P., counsel to the WFNMT Trustee, dated the Closing Date, satisfactory in form and substance to the Representatives and their counsel, to the effect that:

(i) BNYMTCNA is a national banking association organized, validly existing and in good standing under the laws of the United States of America and the WFNMT Trustee is authorized and qualified to accept the trusts imposed by the PSA and to act as WFNMT Trustee under the PSA.

(ii) The WFNMT Trustee has duly authorized, executed and delivered the PSA. Assuming the due authorization, execution and delivery thereof by the other parties thereto, the PSA is the legal, valid and binding obligation of the WFNMT Trustee, enforceable against the WFNMT Trustee in accordance with its terms, subject to bankruptcy and insolvency laws and general principles of equity.

(iii) The WFNMT Trustee has duly authenticated the Collateral Certificate.

(iv) BNYMTCNA is duly authorized and empowered to exercise trust powers under applicable law.

(v) None of (A) the execution and authentication of the Collateral Certificate, and (B) the execution, delivery and performance of the PSA by the WFNMT Trustee conflicts with or will result in a violation of (i) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of BNYMTCNA or (ii) the articles of association or bylaws of BNYMTCNA.

(vi) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of BNYMTCNA was or is required in connection with the execution and delivery by the WFNMT Trustee of the PSA or the performance by the WFNMT Trustee of the terms of the PSA.

(o) The Representatives shall have received an opinion of Spencer, Fane, Britt & Browne LLP, special Kansas counsel for WFN LLC, dated the Closing Date, satisfactory in form and substance to the Representatives and their counsel, to the effect that (i) if WFNMT or the Issuer were determined to be a foreign corporation or a foreign business trust, it would be subject to an annual Kansas franchise tax up to a maximum of $20,000 per year, but only if it either (A) qualifies or registers to do business in the State of Kansas or (B) transacts business in the State of Kansas and if WFNMT or the Issuer were determined not to be one of these entities, it will not be subject to Kansas franchise tax; (ii) for Kansas income tax purposes, each of WFNMT and the Issuer will not be treated as an entity subject to tax; and (iii) a Noteholder which is not otherwise subject to Kansas income tax or Kansas franchise tax, which has not acquired its Notes through an underwriter’s office physically located in the State of Kansas, and which has no connections to the State of Kansas except any connection that may exist solely by virtue of either

(A) its ownership of a Note or (B) the collection of Receivables and the performance of other servicing activities in Kansas by an entity unrelated to any such Noteholder, will not become subject to the Kansas income tax or Kansas franchise tax solely by reason of their ownership of one or more of the Notes, together with such other opinions related thereto as the Representatives reasonably request. For purposes of subsection 6(o)(iii) only, the term “Noteholder” need not include the Issuer, WFNMT, WFN LLC and an affiliate of any of them.

(p) The Representatives shall have received an opinion of Senn Visciano P.C., special Colorado tax counsel to WFN LLC, dated the Closing Date, satisfactory in form and substance to the Representatives and their counsel, to the effect that (i) for Colorado income tax purposes, neither WFNMT nor the Issuer will be treated as an entity subject to tax and (ii) Noteholders, not otherwise subject to Colorado income tax, will not become subject to Colorado income tax merely by reason of their ownership of the Notes, together with such other opinions related thereto as the Representatives reasonably request.

(q) The Representatives shall have received a certificate from the Indenture Trustee certifying that The Bank of New York Mellon, as agent for the Indenture Trustee, holds the Collateral Certificate in New York, New York and that such Collateral Certificate has been registered in the name of the Indenture Trustee upon the books maintained for that purpose by or on behalf of World Financial Network Credit Card Master Trust or endorsed to the Indenture Trustee or in blank.

(r) The Representatives shall have received evidence satisfactory to the Representatives that the Class A Notes shall be rated “AAA” by Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc. (“Standard & Poor’s”) and “AAA” by Fitch, Inc. (“Fitch”).

(s) On or prior to the date that the Prospectus is filed with the Commission, the Representatives shall have received evidence that the Bank and the Issuer have (i) executed a Certification as to TALF Eligibility, in the form most recently prescribed by the FRBNY under the TALF prior to such date (the “TALF Certification”), and (ii) included such executed TALF Certification in the Final Prospectus to be filed with the Commission.

(t) No later than four business days before the Closing Date, (i) the Representatives shall have received evidence that the Bank and any other applicable entity have executed an Indemnity Undertaking, in the form most recently prescribed by the FRBNY under the TALF prior to such date (the “Indemnity Undertaking”), and have delivered such Indemnity Undertaking, together with the related TALF Certification, to the FRBNY in the manner prescribed by the FRBNY, with a copy to the Representatives, and (ii) each Primary Dealer that has entered into an MLSA in connection with the TALF and is acting as agent, on or prior to the Closing Date, for purchasers of the Underwritten Notes, shall have received a Term Asset-Backed Securities Loan Facility Undertaking dated no later than four business days before the Closing Date, in the form attached as Exhibit A hereto, with such changes as may be agreed to by the Bank, the Transferor and the Issuer (solely for purposes of this subsection 6(t)(ii) the “Issuer Parties”) and such Primary Dealer and executed by the Issuer Parties, under which the Issuer Parties will agree to indemnify such Primary Dealer for certain losses as set forth therein.

(u) No later than four business days before the Closing Date, the Representatives shall have received (i) an executed copy of an Auditor Attestation prepared by Deloitte & Touche LLP, in the form most recently prescribed by the FRNBY under the TALF prior to such date (the “Auditor Attestation”) and (ii) evidence that such Auditor Attestation has been delivered to the FRBNY in the manner prescribed by the FRBNY.

(v) The Representatives shall have received a reliance letter, dated as of the Closing Date and addressed to the Underwriters, of Mayer Brown LLP, special counsel to the Transferor and the Bank, satisfactory in form and substance to the Representatives and their counsel, to the effect that each Primary Dealer who is also an Underwriter, in its capacity as a Primary Dealer, and subject to the limitations contained in Section 8, will be entitled to rely on the negative assurances letter described in the paragraph immediately following subsection 6(f)(xxiv), or such negative assurances letter will provide for such reliance.

(w) On the Closing Date, (i) the Transferor and the Bank shall have taken all action required by the FRBNY for the Underwritten Notes to be eligible collateral under the TALF and (ii) the Underwritten Notes shall be eligible collateral under the TALF.

(x) The Transferor will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

7. Indemnification and Contribution.

(a) The Transferor and the Bank, jointly and severally, will indemnify and hold harmless each Underwriter (including in its capacity as a Primary Dealer) and each Person who controls any Underwriter (including in its capacity as a Primary Dealer) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against (i) any losses, claims, damages or liabilities, joint or several, to which the Underwriters (including in their capacities as Primary Dealers) or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include any loss, claim, damage or liability which arises solely as the result of the omission of pricing and price-dependent information, which information shall of necessity appear only in the Prospectus), the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter (including in its capacity as a Primary Dealer) and each Person who controls any Underwriter

(including in its capacity as a Primary Dealer) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any actual legal or other expenses reasonably incurred by the Underwriter (including in its capacity as a Primary Dealer) in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Transferor and the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriters’ Information; and (ii) any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Issuer Free Writing Prospectus, or that arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and will reimburse any legal or other expenses reasonably incurred by each Underwriter (including in its capacity as a Primary Dealer) and each Person who controls any Underwriter (including in its capacity as a Primary Dealer) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act in connection with investigating or defending any such loss, claim, damage, liability or action.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuer, the Transferor and the Bank, and each of their respective directors and officers and each Person who controls the Transferor and the Bank, respectively, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “WFN Indemnified Party”), against any losses, claims, damages or liabilities to which the Transferor or the Bank, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include any loss, claim, damage or liability which arises solely as the result of the omission of pricing and price-dependent information, which information shall of necessity appear only in the Prospectus), the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that, with respect to the Underwriters, such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information, and will reimburse any actual legal or other expenses reasonably incurred by the Transferor, the Bank and each other WFN Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless each WFN Indemnified Party (i) with respect to the failure on the part of such Underwriter to deliver to any investor with whom such Underwriter entered into a

Contract of Sale prior to the time of such Contract of Sale, the Preliminary Prospectus, or if the Prospectus is then available, the Prospectus; provided, however, that, to the extent such Preliminary Prospectus or Prospectus, as the case may be, has been amended or supplemented, such indemnity shall not inure to the benefit of any such WFN Indemnified Party unless such amendment or supplement shall have been delivered to such Underwriter in a reasonable period of time prior to the time of such Contract of Sale and (ii) against any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus (as defined below), or that arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and will reimburse any legal or other expenses reasonably incurred by the Issuer, the Transferor, the Bank or any other WFN Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no Underwriter will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission from, in any Underwriter Free Writing Prospectus in reliance upon and in conformity with (i) any written information furnished to the related Underwriter by the Transferor, the Issuer or the Bank specifically for use therein or approved for use therein or (ii) the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Transferor, the Issuer or the Bank to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action or the assertion by a third party of a claim, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except and to the extent of any prejudice to such indemnifying party arising from such failure to provide such notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor and the Bank on the one hand and the Underwriters on the other from the offering of the Underwritten Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor and the Bank on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transferor and the Bank on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Notes received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Underwritten Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor and the Bank or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission with respect to the Notes. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total underwriting discount as set forth on the cover page of the Prospectus Supplement exceeds the amount of damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission with respect to the Notes. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The obligations of the Transferor and the Bank under this Section shall be in addition to any liability which the Transferor or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Underwriter (including in its capacity as a Primary Dealer) within the meaning of the Act; and the obligations of any Underwriter under this Section shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transferor or the Bank, to each officer of the Transferor who has signed the Registration Statement and to each Person, if any, who controls the Transferor or the Bank within the meaning of the Act.

8. Limitation of Representations and Covenants of the Transferor and the Bank. The representations, covenants and agreements made by the Transferor and the Bank to any Primary Dealer, including, without limitation, those made in this Agreement, shall extend to a Primary Dealer only in connection with the performance by such Primary Dealer of its obligations under the TALF, and do not extend to and may not be relied upon by any direct or indirect purchaser or owner of the Underwritten Notes, or any other Person claiming by or through any such purchaser or owner or any third party beneficiary, for any purpose or in any circumstance, whether on the theory that a Primary Dealer has acted or acts as their agent or otherwise.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transferor and the Bank or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Transferor, the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Underwritten Notes. If this Agreement is terminated or if for any reason other than default by the Underwriters the purchase of the Underwritten Notes by the Underwriters is not consummated, the Transferor and the Bank shall remain responsible for the expenses to be paid by them pursuant to Section 5 and the respective obligations of the Transferor, the Bank and the Underwriters pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Underwritten Notes by the Underwriters is not consummated other than solely because of the occurrence of any event specified in clause (ii), (iii), (iv) or (v) of Section 6(d), the Transferor and the Bank will reimburse the Underwriters for all out-of-pocket expenses reasonably incurred by them in connection with the offering of the Underwritten Notes.

10. Offering Communications.

(a) Other than (i) the Preliminary Prospectus, (ii) the Prospectus and (iii) any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act) relating to the Notes authorized or approved by the Bank (the “Permitted Additional Information”), each Underwriter severally represents, warrants and agrees with the Transferor, the Issuer and the Bank that it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of the Transferor; provided, however, each Underwriter may prepare and convey to one or more of its potential investors one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (i) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Prospectus, (ii) the weighted average life, pot/retention allocation, expected settlement date, and expected pricing information with respect to the Notes and (iii) a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes (each such written communication, an “Underwriter Free Writing Prospectus”); provided, that no such Underwriter Free Writing Prospectus would be required to be filed with the Commission.

(b) Each Underwriter severally represents, warrants and agrees with the Transferor, the Issuer and the Bank that:

(i) each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate or incomplete information which was included in the Preliminary Prospectus, the Prospectus or any written information furnished to the related Underwriter by the Transferor, the Issuer or the Bank specifically for use therein or approved for use therein, which information was not corrected by information subsequently provided by the Transferor, the Issuer or the Bank to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus; and

(ii) each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act.

(c) Each Underwriter severally represents and agrees (i) that it did not enter into any contract of sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, convey to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Transferor), at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus.

11. Obligations of the Underwriters.

(a) Each Underwriter represents and agrees that it has not and will not, directly or indirectly, offer, sell or deliver any of the Underwritten Notes or distribute the Preliminary Prospectus, the Prospectus or any other offering materials relating to the Underwritten Notes in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof and that, to the best of its knowledge and belief, will not impose any obligations on the Transferor, the Bank or the Issuer except as set forth herein.

(b) Each Underwriter further represents and agrees that it will not, in connection with the initial distribution of the Underwritten Notes, transfer, deposit or otherwise convey any Underwritten Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Underwritten Notes unless either (i) the Underwritten Notes so transferred, together with any other securities issued by the Transferor, the Bank, any of their affiliates or any trust to which the Transferor or the Bank transfers receivables, make up less than 10% of the assets of such special purpose vehicle or (ii) the Bank gives its prior written consent to such conveyance, which consent shall not be unreasonably withheld.

(c) Each Underwriter agrees that, if, an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Transferor specifically for use by such Underwriter pursuant to this Section 11(c); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Transferor in a single electronic file in .pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format.

12. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Underwritten Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Underwritten Notes set forth opposite their names in Schedule A hereto bear to the aggregate amount of Underwritten Notes set forth opposite the names of all such remaining Underwriters) the Underwritten Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Underwritten Notes set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Underwritten Notes, and if such nondefaulting Underwriters do not purchase all such Underwritten Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Transferor or the Bank. In the event of a default by any Underwriter as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Preliminary Prospectus and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter for its liability, if any, to the Transferor and the Bank and any nondefaulting Underwriter for damages occasioned by its default hereunder.

13. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to:

Barclays Capital Inc.

747 7th Avenue, 4th Floor

New York, NY 10019

Attention: Giuseppe Pagano

Fax: (917) 265-1088

and

J.P. Morgan Securities Inc.

270 Park Avenue

New York, NY 10017

Attention: R. Eric Wiedelman

Fax: (212) 834-6564

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

16. Financial Services Act. Each Underwriter represents and warrants to, and agrees with, the Transferor and the Bank that it (i) has complied and shall comply with all applicable provisions of the Financial Services Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Underwritten Notes and (ii) has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA), received by it in connection with the issue or sale of any Underwritten Notes in circumstances in which section 21(1) of the FSMA does not apply to the Transferor or the Issuer.

17. Non-petition Covenant. Notwithstanding any prior termination of this Agreement, each of the Underwriters and each WFN Indemnified Party agree that it shall not at any time acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Issuer or the Transferor under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or all or any part of the property or assets of the Issuer or the Transferor or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor.

18. Representatives. The Representatives will act for the several Underwriters in connection with this Agreement and the transactions contemplated hereby and any action undertaken under this Agreement taken by the Representatives will be binding upon the Underwriters.

19. No Fiduciary Duty. The Bank and the Transferor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Bank and the Transferor with respect to the transaction contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Bank, the Transferor or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Bank, the Transferor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Bank and the Transferor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Bank or the Transferor with respect thereto. Any review by the Representatives or any Underwriter of the Bank, the Transferor, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Bank, the Transferor or any other person.

[Signature Page Follows]

If you are in agreement with the foregoing, please sign two counterparts hereof and return one to the Transferor whereupon this letter and your acceptance shall become a binding agreement among the Transferor, the Bank and the Underwriters.

Very truly yours,

WFN CREDIT COMPANY, LLC

By	/s/ Daniel T. Groomes
Name:	Daniel T. Groomes
Title:	President

WORLD FINANCIAL NETWORK NATIONAL BANK

By	/s/ Ronald C. Reed
Name:	Ronald C. Reed
Title:	Assistant Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date hereof:

BARCLAYS CAPITAL INC., as an Underwriter and as a Representative of the several Underwriters set forth herein

By	/s/ Joseph Lau
Name:	Joseph Lau
Title:	Director

J.P. MORGAN SECURITIES INC., as an Underwriter and as a Representative of the several Underwriters set forth herein

By	/s/ R. Eric Wiedelman
Name:	R. Eric Wiedelman
Title:	Executive Director

SCHEDULE A

Class A Notes

Underwriters	Principal Amount of Class A Notes
Barclays Capital Inc.	$112,000,000
J.P. Morgan Securities Inc.	$112,000,000
Greenwich Capital Markets, Inc.	$112,000,000
RBC Capital Markets Corporation	$112,000,000
Wachovia Capital Markets, LLC	$112,000,000
Total	$560,000,000

EXHIBIT A

FORM OF TERM ASSET-BACKED SECURITIES LOAN FACILITY UNDERTAKING

April [    ], 2009

This Term Asset-Backed Securities Loan Facility Undertaking (this “Undertaking”) is executed as of the date first written above by WORLD FINANCIAL NETWORK NATIONAL BANK (the “Bank”), WFN CREDIT COMPANY, LLC (the “Transferor”) and WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST (the “Issuer” and, together with the Sponsor and the Transferor, the “Issuer Parties”). Reference is hereby made to (i) the final prospectus supplement, dated April 7, 2009 (the “Prospectus Supplement”), and accompanied by the base prospectus, dated April 6, 2009 (the “Base Prospectus”) (collectively, the “Offering Memorandum”), relating to the $560,000,000 aggregate principal amount of World Financial Network Credit Card Master Note Trust Class A Fixed Rate Asset Backed Notes, Series 2009-A (the “Specified Securities”), issued by the Issuer, (ii) the Master Agreement (the “Master Agreement”), by and among the Federal Reserve Bank of New York, as lender (“Lender”), the primary dealers party thereto (the “Primary Dealers” and each, individually, a “Primary Dealer”) and The Bank of New York Mellon, as administrator and as custodian, executed in connection with the Term Asset-Backed Securities Loan Facility (the “TALF Program”), and (iii) the certifications and indemnities given by the Issuer Parties to Lender in connection with the Specified Securities (the “Issuer Documents”).

SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings specified in the Master Agreement. In addition, as used herein, the following terms shall have the following meanings (such definition to be applicable to both the singular and plural forms of such terms):

“Dealer Indemnified Party” means a Relevant Dealer and each person, if any, who controls any Relevant Dealer within the meaning of either Section 15 of the Securities Act of 1933, as amended or Section 20 of the Securities Exchange Act of 1934, as amended.

“Relevant Dealer” means any Primary Dealer that is acting as agent on behalf of a Borrower with respect to a Relevant Loan.

“Relevant Loan” means any Loan for which any of the Specified Securities have been pledged to Lender as Collateral and for which the settlement date is the date of issuance of the Specified Securities.

“TALF Provisions” means the portions of the Offering Memorandum that describe, or are relevant to, the qualification of the Specified Securities as Eligible Collateral, including without limitation the descriptions of the terms of the Specified Securities and the assets generating collections or other funds from which the Specified Securities are to be paid.

SECTION 2. The Issuer Parties hereby represent, warrant and agree, for the benefit of each Relevant Dealer, as follows:

(a) The Specified Securities constitute Eligible Collateral.

(b) The certifications contained in the Issuer Documents are true and correct, and the Issuer Parties will promptly pay and perform their obligations under the Issuer Documents.

(c) No statement or information contained in the TALF Provisions is untrue as to any material fact or omits any material fact necessary to make the same not misleading.

SECTION 3. Indemnity. (a) Each Issuer Party, jointly and severally, will indemnify and hold harmless each Dealer Indemnified Party from and against any losses, claims, damages or liabilities, joint or several, to which the Dealer Indemnified Parties or any of them may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an Issuer Party’s breach of this Undertaking or the Issuer Documents, and will reimburse each Dealer Indemnified Party for any actual legal or other expenses reasonably incurred by the Dealer Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(b) Promptly after receipt by a Dealer Indemnified Party of notice of the commencement of any action or the assertion by a third party of a claim, such Dealer Indemnified Party will notify each Issuer Party in writing of the commencement thereof; but the omission so to notify any such Issuer Party will not relieve it or any of them from any liability which they or any of them may have to any Dealer Indemnified Party except to the extent of any prejudice to any such Issuer Party arising from such failure to provide such notice. In case any such action is brought against any Dealer Indemnified Party and it notifies the Issuer Party of the commencement thereof, the Issuer Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Issuer Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Dealer Indemnified Party (who shall not, except with the consent of the Dealer Indemnified Party, be counsel to the Issuer Party), and after notice from the Issuer Party to such Dealer Indemnified Party of its election so to assume the defense thereof, and after acceptance of counsel by the Dealer Indemnified Party, the Issuer Party will not be liable to such Dealer Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Dealer Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the Issuer Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Dealer Indemnified Party. No Issuer Party shall, without the prior written consent of the Dealer Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Dealer Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Dealer Indemnified Party unless such settlement includes an unconditional release of such Dealer Indemnified Party from all liability on claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any Dealer Indemnified Party.

(c) This indemnity remains an obligation of each Issuer Party notwithstanding termination of the Master Agreement or the TALF Program or payment in full of the Relevant Loans, and is binding upon each Issuer Party’s successors and assigns. Each Dealer Indemnified Party’s right to indemnification hereunder shall be enforceable against each Issuer Party directly, without any obligation to first proceed against any third party for whom such Dealer Indemnified Party may act, and irrespective of any rights or recourse that such Issuer Party may have against any such third party.

SECTION 4. The Issuer Parties hereby acknowledge (a) the existence of the Master Agreement and the terms thereof and (b) that the Relevant Dealers are obtaining the Relevant Loans, pledging the Specified Securities as collateral therefor and undertaking obligations, in each case as agents on behalf of the Borrowers with respect thereto in reliance on the representations, warranties, covenants and indemnities of the Issuer Parties set forth in this Undertaking. This Undertaking is for the sole benefit of the Dealer Indemnified Parties in connection with the performance by a Related Dealer of its obligations with respect to the TALF Program and not in its capacity as an underwriter of the Specified Securities, and may not be relied upon by (i) the Dealer Indemnified Parties for any other purpose or (ii) any direct or indirect purchaser or owner of the Specified Securities, or any other Person claiming by or through any such purchaser or owner or any third party beneficiary, for any purpose or in any circumstance, whether on the theory that the Primary Dealers act as their agents or otherwise.

SECTION 5. THIS UNDERTAKING SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6. This Undertaking may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Undertaking.

SECTION 7. Each Dealer Indemnified Party agrees that it shall not at any time acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Issuer or the Transferor under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or all or any part of the property or assets of the Issuer or the Transferor or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor.

IN WITNESS WHEREOF, the Issuer Parties have duly executed this Undertaking as of the day and year first written above.

WORLD FINANCIAL NETWORK NATIONAL BANK

By:
Name:
Title:

WFN CREDIT COMPANY, LLC

By:
Name:
Title:

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

By: WORLD FINANCIAL NETWORK NATIONAL BANK, as administrator

By:
Name:
Title:

A-4